CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
KEMET Corporation:

We consent to incorporation by reference in the Registration Statements as listed below, of our report dated April 27, 2001, relating to the consolidated balance sheets of KEMET Corporation and subsidiaries as of March 31, 2001 and 2000, and the related consolidated statements of earnings, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended March 31, 2001, which reports are included in the March 31, 2001 annual report on Form 10-K of KEMET Corporation.



        Registration               Registration
Form      Number                      Name
----   --------------             --------------

S-8      33-67849       Kemet Corporation 1995 Executive Stock Option Plan
S-8      33-60092       Kemet Employee Savings Plan
S-8      33-96226       Kemet 1992 Key Employee Stock Option Plan
S-3      33-98912       Kemet 1992 Executive Stock Options






                                           /S/ KPMG  LLP
                                           KPMG  LLP


Greenville, South Carolina
June 14, 2001